EXHIBIT 15.1

August 13, 2003

The Board of Directors and Stockholders of Rigel Pharmaceuticals, Inc.

We are aware of the incorporation by reference in the Registration Statements (Forms S-8 No. 333-51184, No. 333-72492, No. 333-106532, and No. 333-107062) pertaining to the Rigel Pharmaceuticals, Inc. 1999 Stock Plan, the 2001 Non-Officer Equity Incentive Plan, 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, and the 2000 Non-Employee Directors’ Stock Option Plan, and the Registration Statements (Forms S-3 No. 333-87276, No. 333-74906, No. 333-105431, and No. 333-106942) related to the sale of common shares, and in the related prospectuses, as applicable, contained in such Registration Statements of our report dated July 22, 2003 relating to the unaudited condensed interim financial statements of Rigel Pharmaceuticals, Inc. that are included in its Form 10-Q for the quarter ended June 30, 2003.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of section 7 or 11 of the Securities Act of 1933.

Very truly yours,

/s/ERNST & YOUNG LLP